THIRD  AMENDMENT

     THIS THIRD AMENDMENT dated as of January 13, 2000 (this "Amendment") is to the Third Amended and Restated Credit Agreement (as heretofore amended, the "Credit Agreement") dated as of June 5, 1998 among U.S. AGGREGATES, INC., a Delaware corporation (the "Company"), various financial institutions (the "Lenders") and BANK OF AMERICA, N.A. (formerly Bank of America National Trust and Savings Association), as agent for the Lenders (the "Agent"). Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as defined in the Credit Agreement.

     WHEREAS, the parties hereto desire to amend the Credit Agreement in certain respects;

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

     SECTION 1 AMENDMENTS. Effective on (and subject to the occurrence of) the Amendment Effective Date (as defined below):

     1.1     The  definition  of  "Capital  Expenditures"  in Section 1.1 of the
Credit Agreement shall be amended and restated to read in its entirety as follows:

     Capital Expenditures means all expenditures which, in accordance with GAAP, would be required to be capitalized and shown on the consolidated balance sheet of the Company (including, without limitation, quarry development expenditures), but excluding (a) Investments in preferred stock issued by Dekalb Stone (to the extent such payments or investments constitute capital expenditures), (b) expenditures made in connection with the replacement, substitution or restoration of assets to the extent financed (i) from insurance proceeds (or other similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored or (ii) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced, (c) Acquisition Capital Expenditures to the extent that Acquisition Capital Expenditures during the Fiscal Year or Computation Period in question do not exceed $7,500,000 and (d) Capital Expenditures incurred in the second, third and fourth Fiscal Quarters of 1999 in connection with certain 1999 capital expansion projects to the extent that such Capital Expenditures do not exceed $21,000,000.

     1.2 Section 2.3 of the Credit Agreement shall be amended by deleting the reference to "10:00 A.M." in clause (a) of the first sentence of such Section and inserting the reference "11:00 A.M." in lieu thereof.

     1.3 Section 10.1.2 of the Credit Agreement shall be amended and restated to read in its entirety as follows:

     10.1.2 Interim Reports. Promptly when available and in any event within 45 days after the end of each Fiscal Quarter, consolidated and consolidating balance sheets of the Company and its Subsidiaries as of the end of such Fiscal Quarter and consolidated and consolidating statements of earnings and cash flows of the Company and its Subsidiaries for the period from the end of the last Fiscal Year to the end of such Fiscal Quarter, certified by the President or the chief financial officer of the Company to the effect that such financial statements fairly present the financial condition and results of operations of the Company and its Subsidiaries.

     1.4 Section 10.25 of the Credit Agreement shall be amended and restated to read in its entirety as follows:

     10.25 Interest Rate Protection. Not later than 60 days after the end of any Computation Period ending on or prior to June 30, 2001 for which the Leverage Ratio is greater than (x) the required maximum Leverage Ratio under
Section 10.6.3 for such Computation Period less (y) .25, enter into one or more Hedging Agreements, each with a term of at least two years, on an ISDA standard form with one or more Lenders or Affiliates thereof or with counterparties reasonably acceptable to the Agent to fix the interest rate with respect to not less than 50% of the principal amount of the Term Loans outstanding at the end of such Computation Period in form and substance reasonably satisfactory to the Agent.

     1.5 The Revolving Commitments of the Lenders on the Amendment Effective Date shall be as set forth on Schedule I hereto (subject to adjustment as set forth in the definition of "Revolving Commitment").

     1.6 Schedule 1.1A to the Credit Agreement shall be replaced by Schedule 1.1A hereto.

     SECTION 2 WAIVER OF DEFAULT. Effective on (and subject to the occurrence of) the Amendment Effective Date, the Required Lenders hereby waive (i) any Event of Default under Section 10.12 for the 1999 Fiscal Year (or prior periods) which is solely attributable to the recharacterization (in accordance with the opinion of the Company's independent public accountants) as capital expenditures during such Fiscal Year of quarry development expenses not previously accounted for by the Company as capital expenditures and (ii) the Event of Default created by the Company's noncompliance with Section 10.25 of the Credit Agreement prior to the date hereof.

     SECTION 3 REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the Agent and the Lenders that: (a) the representations and warranties made in Section 9 (excluding Sections 9.6 and 9.8) of the Credit Agreement are true and correct on and as of the Amendment Effective Date with the same effect as if made on and as of the Amendment Effective Date (except to the extent relating solely to an earlier date, in which case they were true and correct as of such earlier date); (b) no Event of Default or Unmatured Event of Default exists or will result from the execution of this Amendment; (c) no event or circumstance has occurred since the Effective Date that has resulted, or would reasonably be expected to result, in a Material Adverse Effect; (d) the execution and delivery by the Company of this Amendment and the performance by the Company of its obligations under the Credit Agreement as amended hereby (as so amended, the "Amended Credit Agreement") (i) are within the corporate powers of the Company, (ii) have been duly authorized by all necessary corporate action, (iii) have received all necessary approval from any Governmental Authority and (iv) do not and will not contravene or conflict with any provision of any law, rule or regulation or any order, decree, judgment or award which is binding on the Company or any Guarantor or any of their respective Subsidiaries or of any provision of the certificate of incorporation or bylaws or other organizational documents of the Company or of any agreement, indenture, instrument or other document which is binding on the Company or any Guarantor or any of their respective Subsidiaries; and (e) the Amended Credit Agreement is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

     SECTION 4 EFFECTIVENESS. The amendments set forth in Section 1 above and the waiver set forth in Section 2 above shall become effective on such date (the "Amendment Effective Date") when the Agent shall have received (a) a counterpart of this Amendment executed by the Company, the Required Lenders, each Revolving Lender that has agreed to increase its Revolving Commitment on the Amendment Effective Date (each such Revolving Lender, an "Increasing Lender") and each financial institution listed on the signature pages hereof that was not a party to the Credit Agreement immediately prior to the Amendment Effective Date (each such financial institution, a "New Lender") (or, in the case of any party other than the Company from which the Agent has not received a counterpart hereof, facsimile confirmation of the execution of a counterpart hereof by such party),
(b) all fees and expenses then due and owing to the Lenders in connection with this Amendment shall have been paid, as previously agreed upon and (c) each of the following documents, each in form and substance satisfactory to the Agent:

     4.1 Reaffirmation. Counterparts of the Reaffirmation of Loan Documents, substantially in the form of Exhibit A, executed by the Company and each Guarantor.

     4.2        New  Notes.  For  each  New  Lender,  a  Note.

     4.3 Resolutions. Certified copies of resolutions of the Board of Directors of the Company authorizing or ratifying the execution, delivery and performance by the Company of this Amendment, the Amended Credit Agreement and each other Loan Document contemplated by this Amendment to which the Company is a party.

     4.4      Incumbency  and  Signature Certificates.     A certificate of the
Secretary or an Assistant Secretary of the Company, certifying the names of the officer or officers of the Company authorized to sign this Amendment and the other Loan Documents contemplated hereby to which the Company is a party, together with a sample of the true signature of each such officer.

     4.5 Opinion. An opinion, addressed to the Agent and the Lenders, of Kirkland & Ellis, counsel to the Company and its Subsidiaries, substantially in the form of Exhibit B.

     4.6 Other Documents. Such other documents as the Agent or any Lender may reasonably request.

     SECTION  5  MISCELLANEOUS.

     5.1 Continuing Effectiveness, etc. As herein amended, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. After the Amendment Effective Date, all references in the Credit Agreement, the Notes, each other Loan Document and any similar document to the "Credit Agreement" or a similar term shall refer to the Amended Credit Agreement. The waiver contained in Section 2 hereof is limited strictly to its terms and shall not apply to non-compliance with any other term of the Credit Agreement or the Amended Credit Agreement.

     5.2 Counterparts. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Amendment.

     5.3 Expenses. The Company agrees to pay the reasonable costs and expenses of the Agent (including reasonable fees and disbursements of counsel, including, without duplication, the allocable costs of internal legal services and all disbursements of internal legal counsel) in connection with the preparation, execution and delivery of this Amendment.

     5.4 Governing Law. This Amendment shall be a contract made under and governed by the laws of the State of Illinois applicable to contracts made and to be wholly performed within the State of Illinois.

     5.5 Successors and Assigns. This Amendment shall be binding upon the Company, the Lenders and the Agent and their respective successors and assigns, and shall inure to the benefit of the Company, the Lenders and the Agent and the successors and assigns of the Lenders and the Agent.

     5.6 Fees. The fees referred to in Section 4(b) hereof are not subject to Section 7.5 of the Credit Agreement.

     5.7 Addition of Lenders; Adjustments to Revolving Loan Percentages. On the Amendment Effective Date, the Agent shall notify the Revolving Lenders and the Company, on or before 1:00 p.m. (Chicago time), by facsimile of the occurrence of the Amendment Effective Date. On the Amendment Effective Date, each New Lender shall automatically become a party to the Amended Credit Agreement and be entitled to the benefits, and have the obligations, of a "Lender" thereunder. Each Increasing Lender and each New Lender shall, before 2:00 p.m. (Chicago time) on the Amendment Effective Date, make available to the Agent in immediately available funds an amount equal to (A) in the case of an Increasing Lender, the excess of (1) such Increasing Lender's Revolving Loan
Percentage (as in effect immediately following the effectiveness of this Amendment) of the Revolving Loans then outstanding over (2) such Increasing
Lender's Revolving Loan Percentage (as in effect immediately prior to the effectiveness of this Amendment) of the Revolving Loans then outstanding and (B) in the case of a New Lender, such New Lender's Revolving Loan Percentage (as in effect immediately following the effectiveness of this Amendment) of the Revolving Loans then outstanding. After the Agent's receipt of such funds from each Increasing Lender and each New Lender, the Agent will promptly thereafter cause to be distributed like funds to each Revolving Lender that is not an Increasing Lender or a New Lender in an amount to such Revolving Lender such that the aggregate amount owing to each Revolving Lender after giving effect to such distribution equals such Lender's Revolving Loan Percentage (as in effect immediately following the effectiveness of this Amendment) of the Revolving Loans then outstanding. If the Amendment Effective Date shall occur on a date that is not the last day of the Interest Period for all Revolving Loans then outstanding that are Eurodollar Loans, (x) the Company shall pay any amounts owing pursuant to Section 8.4 of the Credit Agreement to any Revolving Lender whose proportionate share of any outstanding Revolving Loan that is a Eurodollar Loan is decreased as a result of the distributions to Revolving Lenders under this Section and (y) for each outstanding Revolving Loan that is a Eurodollar Loan, the respective Revolving Loans made by the Increasing Lenders and New Lenders pursuant to this Section shall be deemed to be funded at the applicable Eurodollar Rate (Reserve Adjusted) for such Loan.


Delivered  as  of  the  day  and  year  first  above  written.

U.S.  AGGREGATES,  INC.

/s/  Michael  J.  Stone
By:  Michael  J.  Stone
   --------------------
Title:  Chief  Financial  Officer
      ---------------------------


BANK  OF  AMERICA,  N.A.,  as  Agent

/s/  Patrick  W.  Zetzman
By:  Patrick  W.  Zetzman
   ----------------------
Title:  Vice  President
      -----------------


BANK  OF  AMERICA,  N.A.,  as  a  Lender  and  as  Issuing  Lender

/s/  Jim  Cockey
By:  Jim  Cockey
   -------------
Title:  Principal
      -----------


BANKBOSTON,  N.A.,  as  a  Lender

/s/  Richard  D.  Hill,  Jr.
By:  Richard  D.  Hill,  Jr.
   -------------------------
Title:  Managing  Director
      --------------------


NATIONAL  CITY  BANK,  as  a  Lender

/s/  Brian  Cullina
By:  Brian  Cullina
   ----------------
Title:  Senior  Vice  President
      -------------------------


BANK  OF  SCOTLAND,  as  a  Lender

/s/  Annie  Glynn
By:  Annie  Glynn
   --------------
Title:  Senior  Vice  President
      -------------------------


IBJ  SCHRODER  BANK  AND  TRUST
COMPANY,  as  a  Lender


By:
Title:


COMERICA  BANK  -  CALIFORNIA,  as  a  Lender

/s/  Scott  J.  Smith
By:  Scott  J.  Smith
   ------------------
Title:  Vice  President
      -----------------


ZIONS  FIRST  NATIONAL  BANK,  as  a  Lender

/s/  Kelly  Robertson
By:  Kelly  Robertson
   ------------------
Title:  Vice  President
      -----------------

UNION  BANK  OF  CALIFORNIA,  N.A.,  as  a
Lender

/s/  Nancy  A.  Perkins
By:  Nancy  A.  Perkins
   --------------------
Title:  Vice  President
      -----------------


CYPRESSTREE  INVESTMENT
MANAGEMENT  COMPANY,  INC.
as  Attorney-in-Fact  and  on  behalf  of  First
Allmerica  Financial  Life  Insurance  Company  as
Portfolio  Manager,  as  a  Lender

Illegible
By:
Title:  Principal
      -----------


CYPRESSTREE  INVESTMENT  PARTNERS  II,  LTD.

By:  CypressTree  Investment  Management
 Company,  Inc.,  as  Portfolio  Manager

Illegible
By:
Title:  Principal
      -----------


ING  HIGH  INCOME  PRINCIPAL
PRESERVATION  FUND  HOLDINGS,  LDC.

By:  ING  Capital  Advisors,  LLC.  As  Investment
Advisor

/s/  Michael  J.  Campbell
By:  Michael  J.  Campbell
   -----------------------
Title:  Senior  Vice  President  &  Portfolio  Manager
      ------------------------------------------------


PILGRIM  PRIME  RATE  TRUST,  as  a  Lender

By:  Pilgrim  Investments,  Inc.,  as  its  Investment  Manager

/s/  Robert  L.  Wilson
By:  Robert  L.  Wilson
   --------------------
Title:  Vice  President
      -----------------


SENIOR  DEBT  PORTFOLIO

By:  Boston  Management  and  Research,  as  Investment  Advisor

/s/  Payson  F.  Swaffield
By:  Payson  F.  Swaffield
   -----------------------
Title:  Vice  President
      -----------------


EATON  VANCE  INSTITUTIONAL  SENIOR  LOAN  FUND

By:  Eaton  Vance  Management,  as  Investment  Advisor

/s/  Payson  F.  Swaffield
By:  Payson  F.  Swaffield
   -----------------------
Title:  Vice  President
      -----------------


KZH-CYPRESSTREE  -  1  LLC

/s/  Susan  Lee
By:  Susan  Lee
   ------------
Title:  Authorized  Agent
      -------------------


KZH-HIGHLAND  -  2  LLC

By:
Title:


ARCHIMEDES  FUNDING  II,  LLC

By:  ING  Capital  Advisors,  LLC,  as  Collateral  Manager

/s/  Michael  J.  Campbell
By:  Michael  J.  Campbell
   -----------------------
Title:  Senior  Vice  President  &  Portfolio Manager
      -----------------------------------------------


BANK  ONE,  N.A.

/s/  Stephanie  A.  Mack
By:  Stephanie  A.  Mack
   ---------------------
Title:  Commercial  Banking  Officer
      ------------------------------


BRANCH  BANKING  AND  TRUST  COMPANY

Illegible
By:
Title:  Corporate  Accounts  Officer
      ------------------------------


                            SCHEDULE  I


                                  REVOLVING            REVOLVING
LENDER                            COMMITMENT           PERCENTAGE
------                            ----------           ----------
BANK OF AMERICA, N.A.             $12,655,262.86           14.06%

UNION BANK OF CALIFORNIA          $11,000,000.00           12.22%

IBJ WHITEHALL                     $ 7,894,736.84            8.77%
BANK AND TRUST COMPANY

BANK OF SCOTLAND                  $ 7,894,736.84            8.77%

NATIONAL CITY BANK                $ 8,660,526.62            9.62%

COMERICA BANK - CALIFORNIA        $ 8,000,000.00            8.89%

ZIONS FIRST NATIONAL BANK         $ 8,000,000.00            8.89%

BANKBOSTON, N.A.                  $ 5,894,736.84            6.55%

BANK ONE, N.A.                    $10,000,000.00           11.11%

BRANCH BANKING AND TRUST COMPANY  $10,000,000.00           11.11%

TOTAL                             $90,000,000.00          100.00%

                                 SCHEDULE  1.1A
                                 --------------

                                PRICING SCHEDULE
                                ----------------


     The Applicable ABR Margin, Applicable Eurodollar Margin and Non-Use Fee Rate shall be determined based on the Leverage Ratio as set forth below.

     (a) initially, the Applicable ABR Margin for Revolving Loans and Term A Loans shall be 0.75% per annum, the Applicable Eurodollar Margin for Revolving Loans and Term A Loans shall be 1.75% per annum, the Applicable ABR Margin for Term B Loans shall be 1.375% per annum, the Applicable Eurodollar Margin for Term B Loans shall be 2.375% per annum and the Non-Use Fee Rate shall be 0.425% per annum;

     (b) on and after any date specified below on which the Applicable ABR Margin and Applicable Eurodollar Margin for Revolving Loans, Term A Loans and Term B Loans and the Non-Use Fee Rate are to be adjusted, the rate per annum set forth in the table below opposite the applicable Leverage Ratio:

                                                       APPLICABLE
                                                       EURODOLLAR     APPLICABLE
                                                         MARGIN       ABR MARGIN                   APPLICABLE
                                                       (REVOLVING     (REVOLVING                   EURODOLLAR      APPLICABLE
                                                        LOANS AND      LOANS AND      NON-USE        MARGIN        ABR MARGIN
LEVERAGE RATIO                                        TERM A LOANS)  TERM A LOANS)   FEE RATE    (TERM B LOANS)  (TERM B LOANS)
----------------------------------------------------  -------------  -------------  -----------  --------------  --------------
GREATER THAN OR EQUAL TO 4.50:1                               2.75%          1.75%        0.50%           2.75%           1.75%

GREATER THAN OR EQUAL TO 4.00:1 BUT LESS THAN 4.50:1          2.38%          1.38%        0.50%           2.75%           1.75%

GREATER THAN OR EQUAL TO 3.50:1 BUT LESS THAN 4.00:1          2.00%          1.00%        0.50%           2.38%           1.38%

GREATER THAN OR EQUAL TO 3.00:1 BUT LESS THAN 3.50:1          1.75%          0.75%        0.43%           2.38%           1.38%

GREATER THAN OR EQUAL TO 2.50:1 BUT LESS THAN 3.00:1          1.50%          0.50%        0.38%           2.38%           1.38%

LESS THAN 2.50:1                                              1.25%          0.25%        0.35%           2.00%           1.00%

The Applicable ABR Margin, Applicable Eurodollar Margin and Non-Use Fee Rate shall be adjusted, to the extent applicable, following each Fiscal Quarter on the earlier to occur of (x) 45 days (or, in the case of the last Fiscal Quarter of any year, 120 days) after the end of each Fiscal Quarter, based on the Leverage Ratio as of the last day of such Fiscal Quarter and (y) the date the financial statements required by Section 10.1.1 or 10.1.2, as applicable, and the related Compliance Certificate, if any, required by Section 10.1.3, are delivered in accordance with such Sections; it being understood that if the Company fails to deliver the financial statements required by Section 10.1.1 or 10.1.2, as applicable, and the related Compliance Certificate, if any, required by Section 10.1.3 by the 45th day (or, if applicable, the 120th day) after any Fiscal Quarter, the Applicable ABR Margin for Revolving Loans and Term A Loans shall be 1.75% per annum, the Applicable Eurodollar Margin for Revolving Loans and Term A Loans shall be 2.75% per annum, the Applicable ABR Margin for Term B Loans shall be 1.75% per annum, the Applicable Eurodollar Margin for Term B Loans shall be 2.75% per annum and the Non-Use Fee Rate shall be 0.50% per annum until such financial statements and Compliance Certificate are delivered. In addition, at all times when an Event of Default or Unmatured Event of Default shall have occurred and be continuing, there shall be no reduction in the Applicable ABR Margin, the Applicable Eurodollar Margin or the Non-Use Fee Rate.

                                       EXHIBIT  A

                              FORM  OF  REAFFIRMATION  OF
                                    LOAN  DOCUMENTS


                                  January  13,  2000


Bank  of  America,  N.A.,  as  Agent
and  the  other  parties  to  the  Third
Amended  and  Restated  Credit
Agreement  referred  to  below
1455  Market  Street
San  Francisco,  California  94103
Attn:  Agency  Management  Services  #5596

                        RE:  REAFFIRMATION  OF  LOAN  DOCUMENTS

Ladies  and  Gentlemen:

     Please  refer  to:

1. The Amended and Restated Security Agreement dated as of June 5, 1998 (the "Security Agreement") among U.S. Aggregates, Inc. (the "Company"), Western Aggregates Holding Corporation, a Delaware corporation, Jensen Construction and Development, Inc., a Nevada corporation, Sandia Construction, Inc., a Nevada corporation, Cox Rock Products Inc., a Utah corporation, Cox Transport Corporation, a Utah corporation, SRM Holdings Corp., a Delaware corporation,
Southern Ready Mix, Inc., an Alabama corporation, A-Block Company, Inc., an Arizona corporation, A-Block Company, Inc., a California corporation, Mohave Concrete and Materials, Inc., an Arizona corporation, Mohave Concrete and Materials, Inc., a Nevada corporation, Mulberry Rock Corporation, a Georgia corporation, Valley Asphalt, Inc., a Utah corporation, BHY Ready Mix, Inc., a Tennessee corporation, Geodyne Beck Rock Products, Inc., a Utah corporation, Western Rock Products Corp., a Utah corporation, Tri-State Testing Laboratories, Inc., a Utah Corporation, Dekalb Stone, Inc., a Georgia corporation, Bradley
Stone & Sand, Inc., a Tennessee corporation, Monroc, Inc., a Delaware corporation, Western Aggregates, Inc., a Utah corporation, and Bank of America, N.A. in its capacity as Agent (in such capacity, the "Agent");

2. The Amended and Restated Guaranty dated as of June 5, 1998 (the "Guaranty") executed in favor of the Agent and various other parties by Western Aggregates Holding Corporation, Jensen Construction and Development, Inc., Sandia Construction, Inc., Cox Rock Products Inc., Cox Transport Corporation, SRM Holdings Corp., Southern Ready Mix, Inc., A-Block Company, Inc., A-Block Company, Inc., Mohave Concrete and Materials, Inc., Mohave Concrete and Materials, Inc., Mulberry Rock Corporation, Valley Asphalt, Inc., BHY Ready Mix, Inc., Geodyne Beck Rock Products, Inc., Western Rock Products Corp., Tri-State Testing Laboratories, Inc., Dekalb Stone, Inc., Bradley Stone & Sand, Inc. and Monroc, Inc.;

3.     The following  Pledge  Agreements:

       (a) the Amended and Restated Company Pledge Agreement dated as of June 5, 1998 between the Company and the Agent, and

       (b) the Amended and Restated Subsidiary Pledge Agreement dated as of June 5, 1998 between Western Aggregates Holding Corp., Western Rock Products Corp., SRM Holdings Corp., Southern Ready Mix, Inc., Monroc, Inc., and the Agent,

       (all of the foregoing Pledge Agreements, in each case as heretofore amended, being collectively referred to herein as the "Pledge Agreements").

4. The Patent Security Agreement made as of March 30, 1995 by Cox Rock Products Inc. in favor of the Agent (the "Patent Security Agreement").

     The Security Agreement, the Guaranty, the Pledge Agreements and the Patent Security Agreement, in each case as heretofore amended, are collectively referred to herein as the "Loan Documents". Capitalized terms not otherwise defined herein will have the meanings given in the Credit Agreement referred to below.

     Each of the undersigned acknowledges that the Company, the Banks and the Agent have executed the Third Amendment (the "Amendment") to the Third Amended and Restated Credit Agreement dated as of June 5, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement").

     Each of the undersigned hereby confirms that each Loan Document to which such undersigned is a party remains in full force and effect after giving effect to the effectiveness of the Amendment and that, upon such effectiveness, all references in such Loan Document to the "Credit Agreement" shall be references to the Credit Agreement as amended by the Amendment.

     The letter agreement may be signed in counterparts and by the various parties as herein on separate counterparts. This letter agreement shall be governed by the laws of the State of Illinois applicable to contracts made and to be performed entirely within such State.


     U.S.  AGGREGATES,  INC.

     /s/  Michael  J.  Stone
     By:  Michael  J.  Stone
          ------------------
     Title:  Chief  Financial  Officer
           ---------------------------


     SRM  HOLDINGS  CORP.

     /s/  Michael  J.  Stone
     By:  Michael  J.  Stone
          ------------------
     Title:  Vice  President
           -----------------



     WESTERN  AGGREGATES  HOLDING  CORP.

     /s/  Michael  J.  Stone
     By:  Michael  J.  Stone
          ------------------
     Title:  Vice  President
           -----------------


     WESTERN  ROCK  PRODUCTS  CORP.

     /s/  Michael  J.  Stone
     By:  Michael  J.  Stone
          ------------------
     Title:  Vice  President
           -----------------


     JENSEN  CONSTRUCTION  &  DEVELOPMENT,  INC.

     /s/  Michael  J.  Stone
     By:  Michael  J.  Stone
          ------------------
     Title:  Vice  President
           -----------------


     SANDIA  CONSTRUCTION,  INC.

     /s/  Michael  J.  Stone
     By:  Michael  J.  Stone
          ------------------
     Title:  Vice  President
           -----------------


     TRI-STATE  TESTING  LABORATORIES,  INC.

     /s/  Michael  J.  Stone
     By:  Michael  J.  Stone
          ------------------
     Title:  Vice  President
           -----------------


     MOHAVE CONCRETE AND MATERIALS, INC., a Nevada corporation

     /s/  Michael  J.  Stone
     By:  Michael  J.  Stone
          ------------------
     Title:  Vice  President
           -----------------


     MOHAVE CONCRETE AND MATERIALS, INC., an Arizona corporation

     /s/  Michael  J.  Stone
     By:  Michael  J.  Stone
          ------------------
     Title:  Vice  President
           -----------------


     A-BLOCK  COMPANY,  INC.,
     an  Arizona  corporation

     /s/  Michael  J.  Stone
     By:  Michael  J.  Stone
          ------------------
     Title:  Vice  President
           -----------------


     A-BLOCK  COMPANY,  INC.,
     a  California  corporation

     /s/  Michael  J.  Stone
     By:  Michael  J.  Stone
          ------------------
     Title:  Vice  President
           -----------------


     COX  ROCK  PRODUCTS,  INC.

     /s/  Michael  J.  Stone
     By:  Michael  J.  Stone
          ------------------
     Title:  Vice  President
           -----------------


     COX  TRANSPORT  CORPORATION

     /s/  Michael  J.  Stone
     By:  Michael  J.  Stone
          ------------------
     Title:  Vice  President
           -----------------

     VALLEY  ASPHALT,  INC.

     /s/  Michael  J.  Stone
     By:  Michael  J.  Stone
          ------------------
     Title:  Vice  President
           -----------------

     GEODYNE  BECK  ROCK  PRODUCTS,  INC.

     /s/  Michael  J.  Stone
     By:  Michael  J.  Stone
          ------------------
     Title:  Vice  President
           -----------------

     BECK  PAVING,  INC.

     /s/  Michael  J.  Stone
     By:  Michael  J.  Stone
          ------------------
     Title:  Vice  President
           -----------------


     SOUTHERN  READY  MIX,  INC.

     /s/  Michael  J.  Stone
     By:  Michael  J.  Stone
          ------------------
     Title:  Vice  President
           -----------------

     DEKALB  STONE,  INC.

     /s/  Michael  J.  Stone
     By:  Michael  J.  Stone
          ------------------
     Title:  Vice  President
           -----------------

     MULBERRY  ROCK  CORPORATION

     /s/  Michael  J.  Stone
     By:  Michael  J.  Stone
          ------------------
     Title:  Vice  President
           -----------------

     BHY  READY  MIX,  INC.

     /s/  Michael  J.  Stone
     By:  Michael  J.  Stone
          ------------------
     Title:  Vice  President
           -----------------


     BRADLEY  STONE  &  SAND,  INC.

     /s/  Michael  J.  Stone
     By:  Michael  J.  Stone
          ------------------
     Title:  Vice  President
           -----------------


     MONROC,  INC.

     /s/  Michael  J.  Stone
     By:  Michael  J.  Stone
          ------------------
     Title:  Vice  President
           -----------------

     WESTERN  AGGREGATES,  INC.

     /s/  Michael  J.  Stone
     By:  Michael  J.  Stone
          ------------------
     Title:  Vice  President
           -----------------

     ACKNOWLEDGED  AND  AGREED
     as  of  the  date  first  written  above

     BANK  OF  AMERICA  NATIONAL  TRUST
     AND  SAVINGS  ASSOCIATION,  as  Agent

     /s/  Patrick  W.  Zetzman
     By:  Patrick  W.  Zetzman
          --------------------
     Title: Vice  President
           ----------------